UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 7, 2017

Garrison Capital Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	814-00878	90-0900145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1290 Avenue of the Americas, Suite 914, New York, New York 10104
(Address of Principal Executive Offices) (Zip Code)

(212) 372-9590
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 7, 2017, Garrison Capital Inc. (the “Company”) issued a press release announcing its financial results for the fourth fiscal quarter and year ended December 31, 2016.  A copy of this press release is attached hereto as Exhibit 99.1.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section.  The information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this Current Report on Form 8-K may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Certificate of Incorporation (the “Certificate of Incorporation”) of the Company, the members of the Company’s board of directors (the “Board of Directors”) are elected to serve staggered terms and are divided into three classes, with each class being as nearly equal in number as possible, and with the term of office of one class of members of the Board of Directors expiring at each annual meeting of the Company’s stockholders. Following the previously disclosed death of Bruce Shewmaker and resignation of Rafael Astruc, each a Class II director, the Board of Directors consisted of two (2) Class I directors, zero (0) Class II directors and three (3) Class III directors.

In order to ensure that the Board of Directors consists of three classes divided as evenly as possible, effective March 1, 2017, Matthew Westwood resigned from his position as a Class III director and immediately thereafter was appointed as a Class II director by the remaining members of the Board of Directors in accordance with the Certificate of Incorporation and the Second Amended and Restated Bylaws (the “Bylaws”) of the Company.  Mr. Westwood’s resignation and reappointment were effected solely to reclassify the Board of Directors in order to have three classes divided as evenly as possible.  For all other purposes, Mr. Westwood’s service on the Board of Directors is deemed to have continued uninterrupted since 2011, when he first joined the Board of Directors.  Mr. Westwood has been nominated to stand for election as a Class II director at the annual meeting of the Company’s stockholders to be held in May 2017.

Mr. Westwood is not an “interested person” of the Company within the meaning of the Investment Company Act of 1940, as amended, and is independent as determined by the Board of Directors, consistent with the rules of the NASDAQ Global Select Market.  Mr. Westwood was reappointed to and continues to serve on the Company’s Audit Committee, Nominating and Corporate Governance Committee, Valuation Committee and Compensation Committee.  There is no arrangement or understanding between Mr. Westwood and any other person pursuant to which Mr. Westwood was appointed to serve as a member of the Board of Directors.  There are no transactions involving Mr. Westwood requiring disclosure under Item 404(a) of Regulation S-K.

Subsequent to Mr. Westwood’s resignation and reappointment, the Board of Directors approved a decrease in the size of the Board of Directors from seven (7) directors to five (5) directors in accordance with the Certificate of Incorporation and the Bylaws.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
99.1	Press release of Garrison Capital Inc., dated as of March 7, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Garrison Capital Inc.

Date: March 7, 2017	By:	/s/ Brian Chase
Brian Chase
Chief Financial Officer